Filed with the Securities and Exchange Commission on August 29, 2006

File No. 333-134816

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ISONICS CORPORATION

(Exact name of Registrant as specified in charter)

California	77-0338561
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5906 McIntyre Street
Golden, Colorado 80403
(303) 279-7900

(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

James E. Alexander, President
5906 McIntyre Street
Golden, Colorado 80403
(303) 279-7900

(Name, address, including zip code and telephone number, including area code, of agent for service)

It is requested that copies of all correspondence be sent to:

Herrick K. Lidstone, Jr., Esq.
Burns, Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Telephone Number (303) 796-2626
Facsimile Number (303) 796-2777

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee (1)
Common(2)	660,000	$.87	$574,200	$62
Common(3)	2,000,000	$1.25	$2,500,000	$268
Common(4)	6,075,785	$.87	$5,285,933	$566
Total	8,735,785		$8,360,133	$896	*

* $896 previously paid.

Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall be deemed to cover such additional shares as may be issued to the Selling Shareholders to prevent dilution resulting from future dividends, stock distributions, stock splits or similar transactions.

(1)                                  Calculated at the rate of $107 per million dollars pursuant to the most recent fee rate advisory for fiscal year 2006.

(2)                                  560,000 shares issued to Cornell Capital Partners, L.P., for services rendered in connection with the purchase of 6% Convertible Debentures and 100,000 shares issued to Roadrunner Capital Group, LLC, as consideration for assistance in the issuance of the 6% Convertible Debentures.  The registration fee is based on the closing price for our common stock as reported by the Nasdaq Capital Market on June 2, 2006 pursuant to Rule 457(c).

(3)                                  Shares which are issuable pursuant to the exercise of common stock warrants issued in an investment transaction completed in May 2006.  The common stock warrants are exercisable at $1.25 per share.  The registration fee is based on the exercise price of the common stock warrants pursuant to Rule 457(g).

(4)                                  Shares issuable upon partial conversion of outstanding 6% Convertible Debentures purchased by accredited investors in May 2006.  The principal amount of the 6% Convertible Debentures is convertible by the 6% Convertible Debenture holders after

September 27, 2006 at the lower of a fixed conversion price of $1.25 per share or, a variable conversion price calculated at 80% of the average of the two lowest daily Volume Weighted Average Price’s during the five trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP.  The registration fee is based on the maximum number of shares that can be issued to the holders of the 6% Convertible Debentures under the Nasdaq share issuance limitations of the Nasdaq Stock Market, and is based on the closing price for our common stock as reported by the Nasdaq Capital Market on June 2, 2006 pursuant to Rule 457(c).

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment.  A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus, Subject to completion, dated August 29, 2006

PROSPECTUS

ISONICS CORPORATION

8,735,785 Shares of Common Stock
Offered for Resale by Selling Shareholders

This Prospectus relates to the sale to the public of shares of common stock of Isonics Corporation, a California corporation (“Isonics” or “We”), which are being offered and sold by the selling shareholders named on page 22 below, collectively referred to herein as the “Selling Shareholders.”  See “Note To Cover Page” on the next page.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “ISON.” On August 22, 2006, our common stock’s last reported sale price on the Nasdaq Capital Market was $1.02 per share.

The Selling Shareholders have advised us that none of them has made any commitments with respect to the sale of the shares, but that they may sell the shares from time-to-time on the Nasdaq Capital Market, in the over-the-counter market outside of Nasdaq, or in negotiated transactions other than the Nasdaq Capital Market or the over-the-counter market, in each case through licensed broker-dealers or otherwise.  Any of these sales may involve block transactions.  The Selling Shareholders have advised us that any of them may sell the shares at market prices at the time of sale, at prices discounted from or related to prevailing market prices at the time of sale, or at other negotiated prices.

This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss.  See “Risk Factors” Beginning on Page 11.  We have not authorized anyone to give information or to make any representation other than as contained in this prospectus in connection with the offering described herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is           , 2006

You should rely only on the information contained in this prospectus or any accompanying supplemental prospectus and the information specifically incorporated by reference.  We have not authorized anyone to provide you with different information or make any additional representations.  This is not an offer of these securities in any state or other jurisdiction where the offer in not permitted.  You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each such document.

Note to Cover Page:

The shares being offered by the Selling Shareholders include:

560,000

Shares of restricted issued in May 2006 to Cornell Capital Partners, L.P. (“Cornell”) as consideration for services rendered in connection with the purchase of the 6% Convertible Debentures (“the 6% Debentures”).

100,000	Shares of restricted common stock issued in May 2006 to Roadrunner Capital Group, LLC (“Roadrunner”), as consideration for assistance in the issuance of the 6% Debentures.
2,000,000	Shares issuable upon the exercise of common stock warrants at $1.25 per share through May 29, 2009.
6,075,785	Shares issuable upon conversion of a portion of the principal balance of the 6% Debentures.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the common stock being offered by the Selling Shareholders, as well as our financial statements and notes to those statements appearing in the documents incorporated by reference.

Isonics Corporation

We are an advanced materials and technology company focused on the development and provision of homeland security products and services, the manufacture and reclamation of silicon wafers and the manufacture of silicon-on-insulator (“SOI”) wafers to the semiconductor industry and the supply of isotopes for life sciences and health-care applications.  Our common stock is traded on the Nasdaq Capital Market under the symbol “ISON”.  The market for our stock has historically been characterized generally by broad price and volume volatility.  We cannot give any assurance that a stable trading market will develop for our stock or that the price of our common stock will appreciate.

In June 2006, we received our first notification from Nasdaq that we failed to meet certain listing requirements (including stockholders’ equity of at least $2.5 million or market value of listed securities of at least $35 million).  We became in compliance with this Nasdaq Marketplace Rule when we filed our annual report on Form 10-KSB on July 26, 2006.

On July 10, 2006, we received a second letter from Nasdaq that advised us that the minimum bid price of our common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Marketplace Rule 4310(c)(4). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), we were provided 180 calendar days, or until January 8, 2007, to regain compliance with the Rule (which consists of the bid price of our common stock closing at $1.00 per share or more for a minimum of 10 consecutive business days).  If we fail to obtain compliance, as long as we meet the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement, we will be granted an additional 180 calendar days to obtain compliance.  We cannot give any assurance that we will be able to meet the Nasdaq requirements to maintain our Nasdaq Capital Market listing, or that if we do, a stable trading market will develop for our stock or our warrants.

As a result of the low market price for our common stock, our outstanding Class B Warrants and Class C Warrants (both of which expire on December 29, 2006), are no longer exercisable pursuant to the existing registration statement (SEC file no. 333-110032).  We intend to file a post-effective amendment to that registration statement in the future, but we can give no assurance that any such registration statement will be effective in time for the exercise of the Class B Warrants or the Class C Warrants prior to their expiration date, assuming (without assurance) that market conditions recover so that the warrants are economically exercisable.

During our 2006 fiscal year and subsequently, we raised over $9,900,000 (net of expenses and $4,100,000 of payments on our 8% Convertible Debentures (“8% Debentures”)) through the issuance of 6% Debentures, the exercise of stock options and the exercise of common stock warrants. In addition, the purchaser of our 6% Debentures has an obligation to purchase an additional $3,000,000 6% Debenture two days before the registration statement underlying the 6% Debentures is declared effective.  As a result of the recent financing and the commitment for the purchase of an additional $3,000,000 6% Debenture, we believe we have enough cash to finance our anticipated operations and projected negative cash flow into our 2008 fiscal year.

The address of our principal executive offices and our telephone and facsimile numbers at that address are as set forth below.

We currently conduct some of our operations through five wholly owned-subsidiaries.  The following chart provides some information about those subsidiaries:

Name and Headquarters	Place of Formation	Ownership Percentage	Business

Isonics Homeland Security and Defense Corporation	Delaware, USA	100%	Isonics Homeland Security and Defense Corporation (“HSDC”) was formed in October 2004 and it coordinates our efforts in the homeland security market.

IUT Detection Technologies, Inc.	Colorado, USA	100% by HSDC	IUT Detection Technologies, Inc. (“IUTDT”) owns and is attempting to commercialize the detection technology that we acquired from the Institut fur Umwelttechnologien GmbH (“IUT”).

Protection Plus Security Corporation	New York, USA	100% by HSDC	Protection Plus Security Corporation (“PPSC”) is a provider of advanced security and investigative services for leading businesses and institutions.

Isonics Vancouver, Inc.	Washington, USA	100% (subject to a security interest to Silver Silicon, Ltd.)	Isonics Vancouver, Inc. (“IVI”) operates our 300-millimeter silicon test and reclaim and SOI plant in Vancouver, Washington

Chemotrade GmbH Dusseldorf, Germany	Germany	100%

Chemotrade GmbH (“Chemotrade”) was a value-added re-seller of stable and radioactive isotopes. It supplied radioactive isotopes for pharmaceutical and industrial research as well as for industrial and medical imaging, calibration sources and for cancer therapy (brachytherapy) applications. Additionally, Chemotrade supplied various stable isotope labeled compounds for pharmaceutical research and drug design, as well as oxygen-18 for use in producing a radioisotope used in positron emission tomography. Chemotrade’s market was primarily Europe, but sales were also made to North America and Asia. Effective December 31, 2005, we elected to close the Chemotrade office and consolidate its operation with ours in the United States.

The foregoing does not include our minority ownership in three companies:

•                  We have a 30% interest in IUT, an entity based in Berlin, Germany, which performs research and development, and manufacturing of radioisotopes.

•                  We have a 25% interest in Interpro Zinc, LLC, a Colorado entity that engages in the research and development for the recovery and recycling of zinc metal from various sources.  Interpro Zinc, LLC has suspended its operations due to a lack of funding and it is unclear as to if or when it will resume such operations.

•                  We have an approximate 9% interest in ISCON Video Imaging, Inc. (“ISCON”), a company that is attempting to develop patent-pending infrared imaging-based technologies for the non-invasive detection of objects hidden under clothing as well as technology for the determination of the chemical composition of such objects to identify explosives and drugs.

The Securities

Currently our common stock, Class B common stock warrants, and Class C common stock warrants are registered under the Securities Act of 1934, as amended and are quoted under the following symbols:

Common stock:	ISON
Class B warrants:	ISONL
Class C warrants:	ISONZ

As of August 22, 2006, there were 46,358,044 shares of our common stock, and no shares of any series of our preferred stock outstanding.  See “Description of Securities” commencing on page 28, of this Prospectus.

The Offering

The Selling Shareholders are offering up to 8,735,785 shares of restricted common stock or common stock underlying outstanding common stock warrants and the 6% Debentures.

The Selling Shareholders will receive all of the proceeds from the offer and sale of the shares. We will receive proceeds to the extent any of the Selling Shareholders exercise warrants.

We will pay the costs related to the filing of the Registration Statement in which this Prospectus is included. The Selling Shareholders will pay their own expenses related to the offer and sale of the shares, including any underwriter discounts or commissions.

Documents Incorporated By Reference

The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  These documents provide a significant amount of information about us.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

•                  Our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2006 (filed July 26, 2006)

•                  Our Current Reports on Form 8-K, as amended, reporting events of (filing date in parentheses):

May 1, 2006 (May 4, 2006)	May 19, 2006 (May 23, 2006)
May 31, 2006 (June 6, 2006) and amendment thereto dated June 21, 2006 (June 21, 2006)	Jun 13, 2006 (Jun 16, 2006)
Jun 26, 2006 (Jun 30, 2006)	Amendment to Form 8-K dated March 27, 2006 (July 14, 2006)
August 14, 2006 (Aug 18, 2006)

•                  Our Registration Statement on Form 8-A filed on August 20, 1997, registering our common stock and other securities registered under the Securities Act of 1934, as amended by Forms 8-A filed on March 10, 2000, May 30, 2000, May 11, 2001, May 14, 2001, August 1, 2001 and June 15, 2005.

You may request a copy of these filings or a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, at no cost, by writing us or calling us at the following address and telephone number:

Isonics Corporation

5906 McIntyre Street

Golden, CO 80403

Attn: Secretary

Telephone No.:  (303) 279-7900

Facsimile No.:  (303) 279-7300

Additionally, the documents are available electronically in the EDGAR database on the web site maintained by the SEC.  You can find this information at http://www.sec.gov. You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Note of Caution Regarding Forward-Looking Statements

In our effort to make the information in this prospectus more meaningful, this prospectus contains both historical and forward-looking statements.  All statements other than statements of historical fact are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events.

The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases.  Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Isonics to be different from any future results, performance and achievements expressed or implied by these statements.  You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus.  In addition to the factors discussed under “Risk Factors,” the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this prospectus:

•                  demand for, and acceptance of, our products;

•                  lack of any significant revenues associated with our homeland security products;

•                  our continuing negative cash flow and operating losses related to all three of our operating divisions and overall corporate performance;

•                  our need for additional financing to achieve our business goals, which financing may not be available on reasonable terms;

•                  changes in development, distribution and supply relationships;

•                  the impact of competitive products and technologies;

•                  the risk of operations in Russia, the Republic of Uzbekistan, and the Republic of Georgia;

•                  dependence on future product development;

•                  the possibility of future customer concentration;

•                  our dependence on key personnel;

•                  the volatility of our stock price and trading volume; and

•                  the impact of new technologies.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this prospectus.  Other unknown or unpredictable factors also could have material adverse effects on our future results.  The forward-looking statements in this prospectus are made only as of the date of this prospectus and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.  We cannot assure that projected results will be achieved.

RISK FACTORS

An investment in and ownership of our common stock, Class B or Class C Warrants, or any other of our convertible securities is one of high risk.  You should carefully consider the risks described below before deciding whether to exercise your warrants, or to invest in or continue to hold our common stock.  If any of the contingencies discussed in the following paragraphs or other materially adverse events actually occur, the business, financial condition and results of operations could be materially and adversely affected.  In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

We have historically had severe working capital shortages, even following significant financing transactions.

Although we raised capital totaling more than $32,900,000 (net of expenses and prior to the 6% Debenture transaction completed after fiscal year end) during the last two fiscal years, we have had working capital shortages in the past and our consolidated financial statements for the year ended April 30, 2006, indicate that we have a working capital deficit of $(6,707,000).

We issued the 6% Debentures in May and June 2006.  The total principal amount of these 6% Debentures issued was $13,000,000 which netted approximately $8,160,000 in proceeds after expenses and $4,100,000 of payments related to our 8% Debentures. The purchaser has an obligation to purchase an additional $3,000,000 6% Debenture two days before the registration statement underlying the 6% Debentures is declared effective.

Based on the amount of capital we have remaining, our current negative cash flow from operations and investing activities, we anticipate that we may incur a working capital deficit sometime after the completion of fiscal year 2007 unless we are able to substantially increase our revenue or reduce our expenses thereby generating positive cash flow from operations and (ultimately) operating income.

As a result of the recent financing and the commitment to purchase an additional $3,000,000 6% Debenture immediately prior to the effectiveness of the registration statement underlying the 6% Debentures, we believe we have sufficient working capital to finance our anticipated operations and projected negative cash flow into our 2008 fiscal year.

Our ability to obtain further financing when necessary is limited and we may be delisted from the Nasdaq Capital Market.

We have historically financed our operating losses and cash flow deficits through private placements of our equity and debt securities.  Both of our outstanding 8% and 6% Debentures contain significant restrictions on our ability to raise any additional capital for so long as the convertible debentures are outstanding and ultimately, our ability to finance our operations will depend on our ability to generate revenues that exceed our expenses.  Although we believe we are on a path to that end, we cannot offer any assurance that we will be able to succeed in reaching that goal.

In addition, as described above we recently received two notifications from Nasdaq identifying listing deficiencies, which, if not cured timely, may result in our delisting from the Nasdaq Capital Market (although we cured the first deficiency with the filing of our annual report on Form 10-KSB on July 26, 2006).  Because our financing activities are dependent to a large extent on eventual liquidity for the investors, any such delisting, if it should occur, will make future financing activities significantly more difficult and may raise liquidity issues for current investors.

We have four business segments and, during our 2006 fiscal year each of our segments operated at a loss, in some cases significant losses.

For the year ended April 30, 2006, and as reflected in the following table, our consolidated financial statements show that each of our four operating segments have been operating at a loss (amounts in thousands):

	Year Ended April 30,
	2006	2005
Segment operating (loss) income:
Homeland security products	$(3,489)	$(1,728)
Security services	(24)	—
Semiconductor products and services	(5,151)	(6,484)
Life sciences	(968)	(2,206)
Reconciling amounts	(6,999)	(3,744)
Total	$(16,631)	$(14,162)

We expect that these losses (on a consolidated basis) will continue through our 2007 fiscal year (albeit at significantly lower levels for semiconductor products and services).  Previously our life sciences segment operated profitably, but reductions in prices paid for our products have led to operating losses during the current fiscal year.  As described in the next risk factor, unless we are able to develop and sell new products profitably, we may be unable to remain competitive and it is likely that our losses and negative cash flow will continue.  Reconciling amounts include corporate expenses consisting primarily of payments to Lucent under our development agreement, corporate salaries and benefits, professional and consulting fees, investor relations costs, insurance and directors’ compensation.

Unless we are able to develop and sell new products profitably, we may be unable to remain competitive, furthering the likelihood that our losses and negative cash flow will continue.

We have not operated profitably since our 1996 fiscal year, and as discussed in the preceding risk factor, none of our segments is currently operating profitably.  We recognized net income for the year ended April 30, 2000, only because of the gain recognized on the sale of our depleted zinc assets to Eagle-Picher Technologies, LLC.

Our ability to generate additional revenues (and ultimately net income) is dependent upon the success of our homeland security products, security services and semiconductor operations and our ability to develop new products, including those that use stable and radioactive isotopes, while marketing and selling those products profitably.  Historically, our semiconductor operations have been a significant cash drain and, while we are continuing to take steps to reduce the costs of the operation and to increase the revenues (including the launch and growth of our 300-millimeter product line), we cannot offer any assurance that the measures we have taken will be successful or that the silicon wafer operations will ever be profitable.  In addition, our life sciences operations were not profitable for the year ended April 30, 2006, because of competitive conditions and, due to the loss of substantially all of our former Chemotrade radioisotope customers in January 2006, it will be difficult to become profitable in this segment as well.

We have had limited success in marketing our homeland security products, having sold only two units of the first generation of our NeutroTest portable, neutron-based explosive detection device and no units of our IMS technology for the detection of chemical weapons and other toxic substances or the second generation of our NeutroTest device.  Although we have commenced marketing these products, we cannot offer any assurance that our marketing efforts will result in any sales or that any sales will result in significant revenues to us.

We are currently dependent on our continuing revenues and increasing orders to improve our operating results, and cash payments from our customers to provide working capital.  To the extent orders and deliveries are reduced because of changing customer needs or our inability to supply product, or to the extent payments from customers are reduced because of adverse financial conditions affecting our customers, our financial condition will be adversely affected.

It is possible that the following circumstances may develop and may adversely impact our available working capital and materially impact our ability to continue our business operations:

•                  unanticipated expenses in developing our new products or in producing or marketing our existing products;

•                  the necessity of having to protect and enforce our intellectual property rights;

•                  technological and market developments; or

•                  a corporate decision to expand our production capacity through capital investment or acquisition.

We may not be able to obtain equity or debt financing on reasonable terms when we need such financing.  The unavailability of additional financing, when needed, could have a material adverse effect on our business.

We have raised capital and issued securities during the years ended April 30, 2006 and 2005, and subsequently which has resulted (and will in the future when warrant exercises or conversions occur result) in dilution to our existing shareholders.  This was accomplished to provide necessary working capital or obtain assets and services.  We will likely issue more securities to raise additional capital or to obtain other services or assets, any of which may result in substantial additional dilution.

During the course of the last two fiscal years and the current 2007 fiscal year, we have raised in excess of $41,0000,000 (net of expenses and $4,100,000 of payments related to our 8% Debentures) to finance our business operations and acquisitions. We have raised this capital by issuing convertible debentures, shares of common stock, convertible preferred stock, common stock warrants to accredited investors and as compensation to investment bankers making introductions to the accredited investors and the exercise of previously issued common stock warrants and stock options. During this same period of time, we issued common stock warrants and shares of common stock to several persons in exchange for their promises to perform investment banking and financial advisory services to us. In many cases, these issuances were below the then-current market prices and can be considered dilutive to our existing shareholders—both as a reduction of their percentage ownership in Isonics and because of issuances that will be, when warrants are exercised or debentures are converted, at prices below the market.

The 8% Debentures issued in February 2005 and the 6% Debentures issued in May and June 2006, have significant restrictions on our ability to raise any additional capital.  If we raise additional working capital, we will likely have to issue additional shares of our common stock and common stock warrants at prices that may dilute the interests of our existing shareholders.

A holder of a portion of the remaining 8% Debentures has asserted and another may assert that a default exists.

One of the two holders of the 8% Debentures that did not accept our prior offer to all holders has asserted and another may assert that the issuance of the 6% Debentures constituted a default (due to a potential variable conversion provision contained within the 6% Debentures) under the 8% Debentures.  We have contested that allegation (based among other things that such clause did not survive the final agreement), and will defend it in court if necessary.  Any such litigation will be time consuming and expensive and, although we believe that we have significant grounds to contest the existence of any default, we cannot be assured of success.  If they prove a default, we could be liable to them for 130% of the principal amount of their 8% debentures on the closing date of the 6% Debenture transaction (a cost of approximately $950,000, plus accrued interest in addition to the current outstanding principal of $1,500,000).

We have an insufficient number of shares of common stock authorized, and if our shareholders do not increase our authorized capital at the next shareholders’ meeting, we will be in default of our obligations to the holders of our 6% Debentures and the related warrants.

We currently have 75,000,000 shares of common stock authorized, but that number is insufficient for us to meet our obligations to certain persons, including the holders of our 6% Debentures and related warrants.  We have agreed to seek shareholder approval of an increase in our authorized capitalization to at least 175,000,000 by October 31, 2006, but we cannot provide any assurance that we will be able to obtain the necessary shareholder approval.  If we fail to obtain shareholder approval for the increase in authorized capitalization, we may be in default under the terms of the 6% Debentures and related warrants as well as pursuant to certain other obligations.

Accounting charges resulting from our issuance of the 6% Debentures may lead to significant non-cash charges which would adversely impact future interest expense, net income and earnings per share and may also lead to future volatility in our financial statement components.

While our accounting evaluation of the 6% Debentures issued in May and June 2006 is not complete, because of certain contractual provisions in the 6% Debentures and accompanying transaction documents together with certain provisions of United States Generally Accepted Accounting Principles, we will likely be required to record significant non-cash interest charges over the life of the 6% Debentures (in addition to interest expense relating to the 6% interest rate borne by the 6% Debentures which will be paid in cash or shares of our common stock, at our option).  Additionally, we will likely be required to initially record the embedded conversion feature of the 6% Debentures and the warrants associated with the 8% Debentures as derivative liabilities, which will be required to be marked to market on a quarterly basis.  The combination of these two factors will likely result in a significant adverse impact to future net income and earnings per share and will likely introduce additional volatility to our future operating results.

Operations in Russia may be disrupted because of a volatile political and economic climate beyond our control, which could adversely affect our supply of raw materials.

Operations in Russia entail risks.  The former republics of the Soviet Union from time to time experience political, social and economic change as they adjust to independence from the former central government in Moscow. Some of the republics, including Russia are attempting to transition from a central-controlled economy toward a market-based economy.  These changes have involved, in some cases, armed conflict, and the risk of continued instability has increased since the terrorist attacks on the United States of September 11, 2001 and the commencement of the wars in Iraq and Afghanistan.  Political or economic instability in these republics may continue or worsen.  The price, availability, quality, quantity, ability to export and supply of stable and radioactive isotopes could be directly affected by political and economic conditions in Russia.

We are dependent on suppliers from Russia for substantially all of our stable isotopes and our radioisotopes.  Accordingly, our operations could be materially adversely affected if hostilities in Russia should occur, if trade between Russia and the United States were interrupted or ceased, if political conditions in Russia disrupt transportation or processing of our goods, if laws or government policies concerning foreign business operations in Russia change substantially, or if tariffs are introduced.

Historically we depended upon few customers for a significant portion of our revenues and our business could have been materially and adversely affected if we lost any one of those customers.

As a result of the acquisition of PPSC, we have significantly increased our revenues for the year ended April 30, 2006 as compared to the year ended April 30, 2005. As a result, we decreased our reliance on a few customers for a significant portion of our revenues.  For the year ended April 30, 2006 one security services customer accounted for 17% of total revenues and one semiconductor materials and products customer accounted for 10% of revenues, while two life sciences customers accounted for 19% and 10%, respectively, of revenues for the year ended April 30, 2005. However, significant reductions in sales to any of these large customers have had, and may in the future have, an adverse effect on us by reducing our revenues and our gross margins.  Present or future customers could terminate their purchasing patterns with us or significantly change, reduce or delay the amount of isotopes or other products ordered from us.

We realized increased expenses, reduced revenues, and longer than anticipated delays in integrating past business acquisitions into our operations, and we may face similar difficulties with future acquisitions as well.

We experienced increased costs and delays in integrating the operations of the business and assets we acquired from EMG, in June 2004, and we also realized revenues that were significantly reduced from that which we had anticipated.  Regardless of the extent of our planning, we may recognize increased costs and delays, and reduced revenues, when integrating future business acquisitions into our business operations and strategy.  While we believe that we have and will continue to plan for integration of business operations to the best of our ability, we cannot offer any assurance that any or all such efforts will proceed as anticipated.  While the integration of PPSC (acquired in May 2005) has been more successful than that of EMG, if efforts at integrating other businesses and assets that we may acquire in the future achieve similar difficulties as we realized in the integration of the EMG business and assets, we may have unanticipated expenses, delays and revenue reductions.

If demand for any of our products grows suddenly, we may lack the resources to meet demand or we may be required to increase our capital spending significantly.

If we are able to develop and market our products successfully, we may experience periods of rapid growth that place a significant strain on our financial and managerial resources.  Through our research and development efforts we are also attempting to develop additional products and lines of business.  Our ability to manage growth effectively, particularly given our increasing scope of operations, will require us to continue to implement and improve our management, operational and financial information systems, and will require us to develop the management skills of our personnel and to train, motivate and manage our employees.  Our failure to effectively manage growth could increase our costs of operations and reduce our margins and liquidity, which could have a material adverse effect on our business, financial condition and results of operations.

Because we are dependent upon our key personnel for our future success, if we fail to retain or attract key personnel, our business will be adversely affected.

Our future success will depend in significant part upon the continued service of our key technical, sales and senior management personnel, including James E. Alexander, our President and Chief Executive Officer and Boris Rubizhevsky, our Senior Vice President and President of HSDC.  Currently both Mr. Alexander and Mr. Rubizhevsky are covered by employment agreements that are renewable on an annual basis.

We believe that our future success will also depend upon our ability to attract and retain other qualified personnel for our operations.  The failure to attract or retain such persons could materially adversely affect our business, financial condition and results of operations.

We may not be able to protect our intellectual property, which would reduce our competitive advantage.

We rely primarily on a combination of patents and patent applications, trade secrets, confidentiality procedures, and contractual provisions to protect our technology.  Despite our efforts to protect our technology, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary.  Policing unauthorized use of our technology and products is difficult.  In addition, the laws of many countries do not protect our rights to information, materials and intellectual property that we regard as proprietary and that are protected under the laws of the United States.  We may not be able to protect our proprietary interests, or our competitors may independently develop similar technology or intellectual property.  If either one of these situations occurs, we may lose existing customers and our business may suffer.

The validity of any of the patents licensed to us, or that may in the future be owned by us, may not be upheld if challenged by others in litigation.  Further, our products or technologies, even if covered by our patents, may infringe upon patents owned by others.  We could incur substantial costs in defending suits brought against us, or any of our licensors, for infringement, in suits by us against others for infringement, or in suits contesting the validity of a patent.  Any such proceeding may be protracted.  In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of such patent by clear and convincing evidence.  If the outcome of any such litigation were adverse to our interests, our liquidity and business operations would be materially and adversely affected.

We face technological change and intense competition both domestically and internationally which may adversely affect our ability to sell our products profitably.

Although we do not believe that any entity produces a complete range of stable enriched isotopes for commercial sale, many of our competitors have significantly greater funding than do we and may be able to develop products which are competitive with our products.

Further, it is possible that future technological developments may occur.  The market for our homeland security products and our isotope products is characterized by rapidly evolving technology and a continuing process of development. Our future success will depend upon our ability to develop and market our homeland security and isotope products that meet changing customer and technological needs on a cost effective and timely basis.  If we fail to remain competitive by anticipating the needs of our customers and our customers contract with other suppliers, our revenues and resulting cash flow could be materially and adversely affected.

We could be subject to environmental regulation by federal, state and local agencies, including laws that impose liability without fault, which could produce working capital shortages and lessen shareholders’ equity.

We could become subject to a variety of federal, state, and local environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during manufacturing processes, although we do not believe that there is any such regulation directly applicable to our current operations.  Regulations that become applicable to our operations in the future could restrict our ability to expand our facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with governmental regulations.  Historically, our costs of compliance with environmental regulations have not been significant.

We are controlled by only a few officers and directors and, consequently, purchasers of our shares will have little ability to elect or control our management.

Our shares are widely-held.  Consequently, even though our management beneficially owns (as of August 22, 2006) our securities equivalent to approximately 12% of the outstanding votes at any shareholders’ meeting (assuming zero conversions of common stock warrants, options or the 6% or 8% Debentures), it is likely that they will be able to continue to substantially influence all matters submitted to stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of substantially all of our assets, and to control our management and affairs.  Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation or takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

We risk exposing ourselves to an above-policy limit product liability claim, which could adversely affect our working capital, shareholders’ equity and profitability.

The use of our radioisotopes in radiopharmaceuticals and in clinical trials may expose us to potential product liability risks that are inherent in the testing, manufacture, marketing, and sale of human diagnostic and therapeutic products.  Additionally, the use of explosive and chemical detection products may expose us to potential liability risks that are inherent with the operation of these types of products (including, but not limited to failed detection).  We currently have product liability insurance; however, there is a risk that our insurance would not cover completely or would fail to cover a claim, in which case we may not have the financial resources to satisfy such claims, and the payment of claims would require us to use funds that are otherwise needed to conduct our business and make our products.

Our common stock is vulnerable to pricing and purchasing actions that are beyond our control and, therefore, persons acquiring or holding our shares or warrants may be unable to resell their shares at a profit as a result of this volatility.

The trading price of our securities has been subject to wide fluctuations in response to quarter-to-quarter variations in our operating results, our announcements of technological innovations or new products by us or our competitors, and other events and factors. The securities markets themselves have from time to time and recently experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. Announcements of delays in our testing and development schedules, technological innovations or new products by us or our competitors and developments or disputes concerning patents or proprietary rights could have a significant and adverse impact on such market prices. Regulatory developments in the United States and foreign countries, public concern as to the safety of products containing radioactive compounds, economic and other external factors, all affect the market price of our securities. In addition, the realization of any of the risks described in these “Risk Factors” could have a significant and adverse impact on such market prices

SEC penny stock regulations may limit the ability to trade our securities on the Nasdaq Capital Market.

Although our common stock is currently quoted on the Nasdaq Capital Market, our common stock has in the past been subject to additional disclosure requirements for penny stocks mandated by the Securities Enforcement Remedies and Penny Stock Reform Act of 1990.  The SEC Regulations generally define a penny stock to be an equity security that is not traded on the Nasdaq Stock Market and has a market price of less than $5.00 per share. We have, at times in the past, been included within the SEC Rule 3a-51 definition of a penny stock, and we are currently subject to two notifications from Nasdaq which may place us in that status again.  When our common stock is considered to be a “penny stock,” trading is covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, for non-Nasdaq and non-national securities exchange listed securities.

Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser’s written agreement to a transaction prior to sale.  The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus the ability of purchasers of our common stock to sell their securities in the secondary market.  To the extent we are able to maintain our listing on the Nasdaq Capital Stock Market, we will not be subject to these penny stock rules.  Reasons for being unable to maintain our listing on the Nasdaq Capital Market include:

•                  the inability to maintain a bid price for our common stock of $1.00 for the requisite period of time, and

•                  the inability to maintain either the minimum stockholders’ equity, market capitalization or net income along with the required number of market makers and shareholders necessary for listing.

We cannot give any assurance that we will be able to meet the Nasdaq requirements to maintain our Capital Market listing, or that if we do, a stable trading market will develop for our stock or our warrants. See “our ability to obtain further financing when necessary is limited” for additional risk factors associated with our current Nasdaq listing deficiencies.

If our shares are removed from the Nasdaq Capital Market because of our failure to meet the minimum price requirement or for other reasons, the ability of holders of our common stock to sell the shares they hold will likely be adversely affected because the lower tier markets (such as the OTC Bulletin Board and the Pink Sheets) do not provide shareholder liquidity as do the higher tier markets (such as the Nasdaq Capital Market).  In addition, unless traded on Nasdaq Capital Market or other higher tier markets (such as the American Stock Exchange), our common stock will be subject to the penny stock rules, and many stock brokers will not make a market in those shares, further reducing the marketability of our shares.

Future sales of our common stock may cause our stock price to decline.

Our stock price has declined from a price of approximately $6.00 per share at the beginning of 2005 to prices of less than $1.00 since May 2006. Our stock price may decline further as a result of future sales of our shares, the perception that such sales may occur or other reasons.  As of August 22, 2006, approximately 5,700,000 shares of common stock held by existing stockholders constitute “restricted shares” as defined in Rule 144 under the Securities Act.  The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

Approximately 85% of the restricted shares of our common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders.  We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock.  Sales of substantial amounts of our common stock in the public market may cause the stock’s market price to decline.

We have never paid any cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future.

We have never declared or paid a cash dividend on our common stock.  We presently intend to retain our earnings, if any, to fund development and growth of our business and, therefore, we do not anticipate paying cash dividends in the foreseeable future.  Additionally, the terms of the 6% and 8% Debentures contain restrictions on our ability to pay dividends to holders of our common stock.

Outstanding 6% and 8% Debentures, options and warrants may make it difficult for us to obtain additional capital on reasonable terms.

As of August 22, 2006, we had 8% Debentures aggregating $1,500,000 and 6% Debentures aggregating $13,000,000 in principal amount convertible (at our election for the 8% Debentures and at the election of the 6% Debenture holder, subject to certain weekly limitations) into 1,666,667 shares of common stock, assuming a conversion price of $.90 (based upon a 12% discount to the closing price of $1.02 on August 22, 2006 which is lower than the fixed conversion price of $5.00) and into 15,853,659 shares of common stock, assuming a conversion price of $.82 (based upon a 20% discount to the closing price of $1.02 on August 22, 2006 which is lower than the fixed conversion price of $1.25), respectively (although the holders’ rights to convert the 8% and 6% Debentures and associated warrants are subject to certain share issuance limitations).  In addition, we had outstanding options and common stock warrants for the purchase of up to 23,211,042 shares of common stock at an average exercise price of approximately $1.62 per share.  If all of the outstanding options, debentures and common stock warrants were to be converted, they would represent approximately 47% of our outstanding common shares on a fully diluted basis.  Future investors will likely recognize that the holders of the options and warrants will only exercise their rights to acquire our common stock when it is to their economic advantage to do so.  Therefore, even with lower current market prices for our common stock, the market overhang of such a large number of warrants, options, and convertible preferred stock may adversely impact our ability to obtain additional capital because any new investors will perceive that the securities offer a risk of substantial potential future dilution.

If we fail to effect and maintain registration of the common stock issued or issuable pursuant to conversion of our convertible debentures, or certain of our outstanding common stock warrants, we may be obligated to pay the investors of those securities liquidated damages.

We have various obligations to file and obtain the effectiveness of certain registration statements which include certain outstanding common stock and common stock underlying outstanding convertible debentures and common stock warrants.  Once effective, the prospectus contained within a registration statement can only be used for a period of time as specified by statute without there being a post-effective amendment filed that has become effective under the Securities Act of 1933.

If we fail to meet any obligations we have to have effective and current registration statements available (including the current registration statement related to the common stock underlying our Class B and C warrants), we may become obligated to pay damages to investors to the extent they may be entitled to damages.  We cannot offer any assurances that we will be able to maintain the currency of the information contained in a prospectus or to obtain the effectiveness of any registration statement or post-effective amendments that we may file.

As a public company, we are subject to a significant amount of regulation.  In the past we have received requests for information from the Securities and Exchange Commission and from Nasdaq.  Any such inquiry or investigation that may result may adversely affect the market for our stock or our Company.

Regulators of public companies such as Isonics have the authority to commence inquiries and investigations where the regulators have concerns.  The investigations, while involving the company, may not have anything to do with actions taken by the company or our failure to act.  Furthermore, the regulators may not inform us when the issues they were addressing are resolved.  From October 2004 through February 2005, both Nasdaq and the SEC requested documents from us with respect to inquiries they were undertaking (related primarily to questions regarding our press releases, public relations advisors, certain other disclosures that were made publicly and the termination of Grant Thornton LLP as our independent auditor).  We also met with representatives of Nasdaq to discuss issues related to market activity, press announcements, SEC filings, status of our business and other issues.  We provided information, which we believe to be responsive to all of the questions posed in the Nasdaq inquiry and to the SEC.  We have not received any requests for additional information from either the SEC or Nasdaq relating to those earlier inquiries since February 2005 and while we believe these issues are behind us, if any action resulted from these inquiries in the future, it may adversely impact us, and our ability to carry on our business.  As discussed above, we have received two notifications from Nasdaq advising us that we are not in compliance with Nasdaq’s listing standards.

Provisions in our charter documents could prevent or delay a change in control, which could delay or prevent a takeover.

Our Articles of Incorporation authorize the issuance of “blank check” preferred stock with such designations, rights, and preferences, as may be determined by our Board of Directors.  Accordingly, the Board of Directors may, without shareholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.  Preferred stock could also be issued to discourage, delay, or prevent a change in our control, although we do not currently intend to issue any additional series of our preferred stock.

Provisions in our bylaws provide for indemnification of officers and directors to the full extent permitted by California law, which could require us to direct funds away from our business and products.

Our Bylaws provide for indemnification of officers and directors to the full extent permitted by California law, our state of incorporation.  We may be required to pay judgments, fines, and expenses incurred by an officer or director, including reasonable attorneys’ fees, as a result of actions or proceedings in which such officers and directors are involved by reason of being or having been an officer or director. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our products, thereby affecting our ability to attain profitability.  This could cause our stock price to drop.

USE OF PROCEEDS

Proceeds from the Sale of the 6% Debentures

On June 1, 2006, we received $10,000,000 for the issuance of the first 6% Debenture on May 31, 2006.  Of that gross amount:

•                  $565,000 was paid to Yorkville Advisors, LLC, an affiliate of Cornell, for reimbursement of expenses and a commitment fee;

•                  $4,107,102 was used to repay seven holders of our outstanding 8% Debentures; and

•                  $1,000,000 was paid to Lucent Technologies, Inc. (“Lucent”) in accordance with the terms of an existing agreement.

On June 6, 2006, we received an additional $3,000,000 (a net of $2,835,000 to Isonics after payment of a commitment fee in the amount of $165,000 to Yorkville Advisors, LLC).  On August       , 2006 (two days before the anticipated effective date of this registration statement) we received an additional $3,000,000 (a net of $2,835,000 after payment of a commitment fee in the amount of $165,000 to Yorkville Advisors, LLC).  We expect to use the remaining net proceeds to meet our obligations to Lucent Technologies, to fund working capital and to make strategic investments.

Proceeds from the Exercise of Warrants

We issued warrants to purchase 8,000,000 shares of our common stock in connection with the sale of the 6% Debentures.  Of those warrants, only shares underlying 2,000,000 warrants (exercisable at $1.25 per share) are included in this prospectus.

We may receive up to $2,500,000 if all of the 2,000,000 common stock warrants included in this prospectus are exercised at their exercise price of $1.25 per share.  Assuming (without assurance) that half or all of the common stock warrants are exercised, we expect to use the proceeds for the following in the order of priority set forth below:

•                  $750,000 (if half) to $1,500,000 for continued development of products for and for expenses related to the Homeland Security division; and

•                  $250,000 (if half) to $500,000 for the continuing development of our semiconductor segment;

•                  $ 250,000 (if half) to $500,000 for working capital and general corporate purposes.

We may receive up to $5,250,000 if all of the 3,000,000 common stock warrants ($1.75 exercise price) are exercised, and up to an additional $6,000,000 if all of the 3,000,000 common stock warrants ($2.00 exercise price) are exercised.  The shares underlying the $1.75 warrants and the $2.00 warrants are not included in this prospectus and are not currently exercisable.  They will only be exercisable if and after our shareholders approve the issuance of those warrants.  Unless the underlying shares are thereafter included in a registration statement, if the holder exercises those warrants after the condition precedent to exercisability have been met, they will acquire shares of restricted common stock.  We have agreed to register the additional underlying shares if and after our shareholders approve the Cornell transaction and an increase in our authorized capitalization. Assuming (without assurance) that half or all of the $1.75 and $2.00 common stock warrants are exercised, we expect to use the proceeds for the following in the order of priority set forth below:

•                  $1,000,000 (if half) to $2,000,000 for continued development of products for and for expenses related to the Homeland Security division; and

•                  $1,000,000 (if half) to $2,000,000 for the continuing development of our semiconductor segment;

•                  $ 3,625,000 (if half) to $7,250,000 for working capital, acquisitions and general corporate purposes.

The precise use of these proceeds will change depending on when the proceeds are received.  For example, if we receive proceeds from the exercise of warrants in the current or next fiscal quarter, we will likely allocate some of the proceeds to fund the further development of our IMS based detection systems or our research and development in our infrared technology (either through Lucent or ISCON) and we may allocate some of the proceeds to costs associated with other announced activities.  We cannot offer any assurance, however, that we will receive any proceeds from the exercise of any warrants.

SELLING SHAREHOLDERS AND THE PLAN OF DISTRIBUTION

This Prospectus includes securities that consist of restricted common stock and restricted common stock underlying certain outstanding warrants and the 6% Debentures as described herein.  We are not offering any securities; by this Prospectus, the Selling Shareholders are offering shares of restricted common stock and shares of restricted common stock underlying the warrants and 6% Debentures they hold.  We issued the securities to them in the following transactions:

•                  In May 2006, we issued 560,000 shares of restricted common stock to Cornell for services it rendered in connection with the completion of its purchase of the 6% Debentures.  Cornell and its advisor, Yorkville Advisors LLC have represented to us that neither is a broker-dealer nor associated with a broker-dealer registered under the 1934 Act.

•                  In May 2006, we issued 100,000 shares of restricted common stock to Roadrunner (an entity owned by Christopher Messalas), pursuant to an oral agreement for assistance that Roadrunner provided in completing the sale of the 6% Debentures.  Mr. Messalas has certified to us that he caused Roadrunner to acquire the shares from Isonics in the ordinary course of its business, and at the time Roadrunner acquired the shares from Isonics, they had no agreements or understandings, directly or indirectly, with any person to distribute the shares.  Mr. Messalas is an affiliate with Clayton Dunning LLC (“Clayton Dunning”), which has advised us that, although a registered broker-dealer, it is not in the business of underwriting securities.  None of the proceeds from the sale of the shares will be paid to Isonics and no portion of the 6% Debenture transaction is based on the ability of Roadrunner or any affiliate to sell the shares it received.  Roadrunner has advised us that it is not a licensed broker-dealer, and that it has no agreements or understandings, directly or indirectly, with any person to distribute the shares.

The shares issued to Roadrunner pursuant to the oral agreement constituted the full consideration payable to Roadrunner or any affiliate for services to be rendered under that agreement.

•                  In May and June 2006, we sold 6% Debentures in a total principal amount of $13,000,000 to Cornell, and we also issued warrants to purchase 8,000,000 shares of our common stock (exercisable through May 30, 2009 at $1.25 per share (2,000,000 warrants), $1.75 per share (for 3,000,000 warrants) and $2.00 per share (3,000,000 warrants)).  Principal and interest are payable in cash or shares of our common stock if certain conditions (described below under “Description of Securities”) are met.

•                  Cornell has an obligation to purchase an additional $3,000,000 6% Debenture before the registration of which this prospectus is a part becomes effective under the Securities Act of 1933.

Of the securities described in the preceding paragraphs, only a portion of them as described in the table below are being registered for resale in this prospectus.  We have set forth in the following table information relative to the Selling Shareholders as of August 22, 2006.  We calculated beneficial ownership based on SEC requirements, and the information we included regarding beneficial ownership is not necessarily indicative of beneficial ownership for any other purpose.  Unless otherwise indicated below, each person identified in the table has sole voting and investment power with respect to all shares he, she, or it beneficially owns, subject to applicable community property laws.  We based the percentage calculated for each Selling Shareholder upon the sum of the “common stock” and “common stock issuable upon exercise of warrants” columns.

None of the Selling Shareholders had any material relationship with us during the past three years except Roadrunner and Clayton Dunning as our financial advisors and Cornell, which purchased our 6% Debentures, all as described above.

We do not know when or in what amounts the Selling Shareholders may offer the shares described in this Prospectus for sale.  The Selling Shareholders may decide not to sell all or any of the shares that this Prospectus covers.  Because the Selling Shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that the Selling Shareholders will hold after completion of the offering, we cannot estimate the number of the shares that the Selling Shareholders will hold after completion of the offering.  However, for purposes of this table, we have assumed that, after completion of the offering, the Selling Shareholders will hold none of the securities that this Prospectus covers.    We will file a prospectus supplement to name successors to any named selling shareholders who are able to use this prospectus to resell the securities.

Name of Selling Holder(s)	(a) Common Stock, (b) shares underlying all derivative securities beneficially owned Prior to this Offering		Securities Being Offered by Selling Shareholders		(a) Common Stock to be Beneficially Owned After Offering and (b) Percentage, Assuming All Shares Offered are Sold
			Common Stock	Shares underlying Warrants And 6% Debentures
	(a)	(b)			(a)	(b)
Roadrunner Capital Group, LLC (1)	137,000	150,000	100,000	0	187,000	<1%
Cornell Capital Partners, LP (2)	560,000	8,075,785	560,000	8,075,785	—	—%

(1)             See description of Roadrunner Capital Group, LLC, above.  Mr. Messalas, who controls Roadrunner, is also an affiliate of Clayton Dunning, a registered broker-dealer.  Clayton Dunning owns warrants to purchase 100,000 shares exercisable at $2.81 per share through September 8, 2007, and to purchase 50,000 shares exercisable at $1.05 per share through May 17, 2008.  Neither the warrants nor the shares underlying the warrants are being registered for resale under this prospectus.  The address for Roadrunner Capital Group, LLC is 20 Carlton Place, Staten Island, NY, 10301.

(2)             Cornell Capital Partners LP is a privately-held investment fund and holds a 6% Debenture in the principal amount of $13,000,000, and an obligation and right to purchase an additional $3,000,000 6% Debenture, as well as warrants to purchase 8,000,000 shares of common stock that it acquired in May and June 2006 in the “6% Debenture Transaction.”  The shares set forth in the table as being offered by Cornell include all shares that Cornell has contractual rights to obtain, even though the issuance of those shares would exceed the number of shares that Isonics is currently authorized to issue and would further violate certain contractual restrictions that prohibit the conversion of certain of the debentures and the exercise of the $1.75 and $2.00 warrants until after shareholders have approved the 6% Debenture Transaction and an increase in our authorized capitalization. The number of shares that the foregoing table does not include (pursuant to Rule 13d-3) and which are not currently exercisable are:

•               common stock underlying warrants to purchase 6,000,000 shares that are not currently exercisable and are not exercisable within 60 days because they are not exercisable until after our shareholders approve the 6% Debenture Transaction; and

•               up to 13,436,410 shares issuable, (assuming a conversion price of $.82, based upon a 20% discount to the closing price of $1.02 on August 22, 2006 which is lower than the fixed conversion price of $1.25) upon the conversion of the 6% Debentures which are not currently issuable because conversion is conditional upon shareholder approval of the 6% Debenture Transaction.

Cornell’s general partner is Yorkville Advisors LLC (the “General Partner”).  The General Partner has the authority to do any and all acts on behalf of Cornell, including voting any shares held by Cornell.  Mark Angelo is the President of the General Partner.   This person (acting as the portfolio manager) has the ultimate responsibility for trading with respect to Cornell.  Mr. Angelo disclaims beneficial ownership of the shares.  The address for Cornell Capital Partners, the General Partner, and Mr. Angelo is 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07303.

As described above, we are only registering a portion of the shares underlying the 6% Debenture and the warrants that Cornel holds for sale.  First of all, Cornell may not convert the 6% Debenture or exercise warrants if the result of such conversion or exercise is that it and all persons affiliated with it would have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) that exceeds 4.99% of our then-outstanding common stock.  Secondly, under the Nasdaq Marketplace Rules, we are not able to issue more than 8,740,156 shares without shareholder approval of the transaction.  We will be seeking shareholder approval of the transaction at our next annual meeting of shareholders, scheduled for October 18, 2006.

Plan of Distribution.

Each Selling Shareholder of the shares of common stock and the shares underlying the warrants and 6% Debentures and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Shareholder may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales entered into after the date of this prospectus;

•                  broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•                  any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.  We do not anticipate that any of the Selling Shareholders will conduct passive market-making activities.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock, the Selling Shareholders may enter into hedging transactions with broker dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The holders of the 6% Debentures, however, have agreed not to engage in short selling or hedging activities.  The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Shareholders may also enter into option or other transactions with broker dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Shareholder has informed Isonics that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by incident to the registration of the shares.  We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Each Selling Shareholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) the date that there remain no shares of common stock for sale under this prospectus.  The sale of shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution.  In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholders or any other person.  We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Procedure to Exercise the Warrants.

You may exercise the warrant by delivering the following to our principal office in accordance with the delivery procedures specified below and by providing us with such additional information as may be necessary to ensure that there is an exemption from the registration requirements under the federal and applicable state securities laws for the exercise of the warrant:

(1)             a duly executed Notice of Exercise in substantially the form attached to each warrant,

(2)             payment of the warrant price for each of the shares of the common stock underlying the warrant; and

(3)             the original warrant.

Payment of the warrant price may be in cash, certified or official bank check payable to the order of Isonics Corporation, or wire transfer of funds to our account (or any combination of any of the foregoing) in the amount of the warrant price for each share being purchased.  If you prefer to wire transfer funds, you should contact us by telephone and request wiring instructions.  We can be reached by telephone at (303) 279-7900.

We recommend that you do not send your warrant certificate or funds through the regular U.S. Mail.  We recommend that you use registered or certified U.S. Mail, or a courier service that will provide you with a receipt indicating that we received your warrant certificate and payment.  We are not responsible for your warrant certificate or your payment until we actually receive delivery.

In the event you exercise the rights represented by the warrant, a certificate or certificates in the shares of our common stock so purchased, registered in your name or such other name or names as you may designate, together with any other securities or other property which you are entitled to receive upon exercise of the warrant, shall be delivered to you, at our expense, within a reasonable time, not exceeding fifteen calendar days, after the rights represented by the warrant shall have been so exercised; and, unless the warrant has expired, a new warrant representing the number of shares of common stock (except a remaining fractional share), if any, with respect to which the warrant shall not then have been exercised shall also be issued to you within such time.  The person in whose name any certificates for shares of common stock is issued upon exercise of a warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the warrant was surrendered and payment of the warrant price was received by us, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is on a date when the stock transfer on our books closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Lost Warrant Certificates.  If you have lost your warrant certificate, you must contact us and follow our procedures for your lost warrant certificate.  We may require that you post a lost instrument bond as a condition of replacing the certificate.

Tax Aspects.  No gain or loss will be recognized by a holder of any of our warrants held for investment on the holder’s purchase of common stock for cash upon exercise of the warrant. The adjusted tax basis of the common stock so acquired will be equal to the tax basis of the warrant plus the exercise price.  The holding period of the common stock acquired upon the exercise of a warrant, will begin on the date the warrant is exercised and the common stock is purchased.

Procedure to Convert 6% Debenture

Holders of our 6% Debentures must follow the instructions set forth in the 6% Debentures for the conversion of the 6% Debentures.  Generally the instructions require that the holder deliver the security with a properly completed notice of exercise to Isonics.

No Underwriter, Etc.  No underwriter, dealer, or finder, or other person has the right to receive any reimbursement of expenses, any right to appoint a representative to our board of directors, or the right to receive indemnification from us.  To our knowledge, no person is engaging in passive market making or stabilizing or other transactions.

Lost Debenture or Preferred Stock Certificate.  If you have lost your debenture or preferred stock certificate, you must contact us and follow our procedures for your lost instrument.  We may require that you post a lost instrument bond as a condition of replacing the instrument.

Tax Aspects.  No gain or loss will be recognized by a holder upon conversion of the principal amount of the 6% Debenture.  To the extent a holder receives shares of our common stock in payment of interest, it will be considered taxable to the holder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock and 7,650,000 shares of Preferred Stock.  As of August 22, 2006, there were outstanding:

•                  46,358,044 shares of common stock;

•                  $1,500,000 of our 8% Debentures (convertible into 1,666,667 shares of common stock, assuming a conversion price of $.90, based upon a 12% discount to the closing price of $1.02 on August 22, 2006 which is lower than the fixed conversion price of $5.00);

•                  $13,000,000 of our 6% Debentures (convertible into 15,853,659 shares of common stock, assuming a conversion price of $.82, based upon a 20% discount to the closing price of $1.02 on August 22, 2006 which is lower than the fixed conversion price of $1.25);

•                  3,761,932 shares issuable upon exercise of options issued pursuant to our employee benefit plans;

•                  19,449,110 shares issuable upon exercise of outstanding common stock warrants (including the shares underlying the common stock warrants held by the Selling Shareholders).

At the present time there are no outstanding shares of any series of our preferred stock.

Common Stock

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors may from time to time determine.

Each shareholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders.

Cumulative voting for the election of directors is specifically authorized by the Bylaws.  Under cumulative voting for the election of directors, upon a proper and timely request by a shareholder, each shareholder is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected.  The votes may be cast for one or more candidates.  Thus, under cumulative voting, a majority of the outstanding shares will not necessarily be able to elect all of the directors, and minority shareholders may be entitled to greater voting power with respect to election of directors than if cumulative voting did not apply.

The Bylaws provide that so long as we are a “listed corporation” as defined by applicable California law, there will not be cumulative voting in connection with the election of directors.  Under §301.5(d) of the California Corporations Code, a “listed corporation” is defined to include a “corporation with outstanding shares listed on the New York Stock Exchange or the American Stock Exchange” and a “corporation with outstanding securities listed on the National Market System of the Nasdaq Stock Market (or any successor to that entity).”  At the present time however, we are not a “listed company” as defined in California law, and as a result cumulative voting will continue to apply in connection with the election of directors.

The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of Isonics, the remaining assets legally available for distribution to shareholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time.  Each outstanding share of common stock is fully paid and nonassessable.

Pursuant to that certain Securities Purchase Agreement with Cornell, dated May 30, 2006 (completed May 31, 2006, the “Securities Agreement”), we are prohibited from entering into a change in control transaction (including without limitation: amendments to the company’s articles of incorporation or bylaws, a merger, acquisition, consolidation or other corporate reorganization, the purchase and sale or granting of a security interest in substantially all of the company’s assets and creating or conveying property to our subsidiaries in certain circumstances) with out the prior express written consent of Cornell, which consent shall not be unreasonably withheld.

Also, pursuant to the Securities Purchase Agreement, we are not permitted to terminate or materially change the positions of James E. Alexander, Boris Rubizhevsky and John Sakys without prior written consent from Cornell.

6% Debentures and Warrants Issued in the May and June 2006 Transaction

6% Debentures

The 6% Debentures (of which $13,000,000 has been issued to date) will ultimately be issued in the aggregate principal amount of $16,000,000.  The Debentures bear an interest rate of 6%.  Interest is payable at maturity, and we may elect to pay the interest amount in cash or shares of our common stock.  If we elect to pay interest in shares of our common stock, the shares will be valued at 88% of the average VWAP (volume weighted average price) of our common stock for the five trading days immediately preceding the maturity date.  The 6% Debentures will mature on May 30, 2009 unless previously paid.

We may prepay the principal amount of the 6% Debentures at any time upon not less than ten trading days notice provided the closing bid price of our stock is less than $2.50 per share.  In order to redeem the 6% Debentures in that circumstance, we will also have to pay a 20% prepayment premium.  If the price is greater than $2.50 per share for 20 consecutive trading days and there is an effective registration statement, we can force the holder to convert the outstanding principal and interest into shares of our common stock without any prepayment premium.

The holders may convert the 6% Debentures into shares of our common stock at any time (and from time to time) at a conversion price of $1.25 per share.  After September 27, 2006, the holder may convert the 6% Debentures into shares of our common stock at a price equal to 80% of the average of the two lowest daily VWAPs of the common stock during the five trading days immediately preceding the conversion date (“Market Conversion Price”).  There are some restrictions on the holder’s right to convert:

In no case may the holder convert the 6% Debentures if it would result in beneficial ownership of more than 4.99% of our outstanding common stock (though this provision can be waived by the holder upon 65 days prior notice);

After September 27, 2006, and through January 25, 2007, the holder may not convert the 6% Debentures at the Market Conversion Price in an amount more than $200,000 per seven calendar day period.  After January 25, 2007, the conversion limitation is $400,000 per seven calendar day period.

Until we meet the Shareholder Approval Requirement, the 6% Debentures cannot be converted into more than 6,075,785 shares.

As described in the 6% Debenture Agreement and the related Securities Purchase Agreement, the maximum number of shares that may be issued upon conversion of the principal amount is 64,000,000 shares.

Under certain circumstances, the 6% Debenture holders are entitled to have the conversion price adjusted to correspond to common stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares.  The $1.25 conversion price (the “Fixed Conversion Price”) is also subject to a weighted average dilution adjustment if we issue shares of our capital stock at an effective price of less than $1.25 per share.  No adjustment will be made for the issuance of “Excluded Securities,” which includes:

(a)           any issuance of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital),

(b)           any issuance of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity,

(c)           options to purchase shares of our common stock, provided (I) such options are issued after the date of the 6% Debentures to our employees within 30 days of such employee’s starting his employment with us, and (II) the exercise price of such options is not less than the closing price of the common stock on the date of issuance of such option,

(d)           securities issued pursuant to an “Approved Stock Plan” (including any employee benefit plan which has been approved or is in the future approved by our board of directors, pursuant to which our securities may be issued to any employee, consultant, officer or director for services provided to us),

(e)           up to 1,000,000 shares without registration rights and not pursuant to Form S-8 that may be issued from time to time at a price no less than the volume weighted average price ending within three business days prior to the completion of the transaction (the primary purpose of which is not to raise equity capital), and

(f)            any issuance of securities to holders of our other outstanding securities provided such transactions are in accordance with the terms of such instrument (including any anti-dilution protection contained in such instrument) or are on terms determined by our board of directors to be no less favorable to Isonics than the existing terms.

Through May 30, 2007 (or until the 6% Debentures and related accrued interest have been repaid if sooner), the holder of the 6% Debentures has a right of first refusal to participate in 50% of any future financing to raise equity.  After May 30, 2007 (or until the 6% Debentures and related accrued interest have been repaid, if sooner), the holder’s right to participate is reduced to 25%.  We also agreed not to issue or sell any capital stock (other than Excluded Securities) below a defined market-based price, grant security interests (with certain exceptions), or file Form S-8 registration statements without the holder’s consent so long as the 6% Debentures are outstanding.

Without the holder’s consent, we agreed not to enter into any debt agreements.  However, we are authorized to grant security interests for capital lease financing, in cases where the security interest is in the nature of a purchase money security interest, and for funds used for acquisitions of a business that has positive earnings before  interest, taxes, depreciation, and amortization expenses or to refinance of the purchase money security interest initially taken.

We also granted the 6% Debentures holders a security interest in all of our assets and our subsidiaries, including IVI, PPPSC, and HSDC.  Under the security agreements with Isonics and our subsidiaries, we agreed not to terminate or materially change the positions of James E. Alexander, Boris Rubizhevsky, and John Sakys without Cornell’s prior written consent.  The security agreements state that the employment of James E. Alexander, Boris Rubizhevsky, and John Sakys in their current positions were material factors in Cornell’s willingness to institute and maintain a lending relationship with Isonics.  The security agreements also prohibit change of control transactions and other significant events without the secured party’s prior consent.

Events of default under the 6% Debentures include non-payment of amounts when due, a failure to timely deliver securities upon a conversion or in payment of interest, a bankruptcy, a failure to be listed on the Nasdaq Capital Market or the OTC Bulletin Board, a change of control transaction, a default in other indebtedness exceeding $500,000, and a failure to comply with other covenants, representations, and warranties of the agreement.

Remedies for an event of default, include the option to accelerate payment of the full principal amount of the Debentures, together with interest and other amounts due, to the date of acceleration.  The holder may request payment of such amounts in common stock or in cash.

Warrants Issued With 6% Debentures

In the transaction, we issued to Cornell three different warrants, each exercisable through May 30, 2009, as follows:

A warrant to purchase 2,000,000 shares exercisable at $1.25 per share, subject to a weighted average dilution adjustment for the issuance of shares (other than Excluded Securities) at a price less than $1.25 per share;

A warrant to purchase 3,000,000 shares exercisable at $1.75 per share, subject to a weighted average dilution adjustment for the issuance of shares (other than Excluded Securities) at a price less than $1.75 per share; and

A warrant to purchase 3,000,000 shares exercisable at $2.00 per share, subject to a ratchet price adjustment for the issuance of shares (other than Excluded Securities) at a price less than $2.00 per share.

In each case, the exercise of the warrants are subject to the Share Issuance Limitations discussed above, and until we meet the Shareholder Approval Requirement, only the warrant to purchase 2,000,000 shares is exercisable.

The warrants are exercisable for cash only, unless after January 15, 2007, we do not have a registration statement effective that permits the resale of the underlying shares, at which time the holder may exercise the warrant via a cashless exercise

Share Issuance Limitations and Irrevocable Transfer Agent Instructions

The 6% Debentures and the warrants have certain limitations on our ability to issue shares to the holders.  Under the terms of the 6% Debentures and the warrants, we are prohibited from issuing shares of our common stock to the holders of the 6% Debentures (upon conversion, in payment of interest, or in redemption or payment of the Debentures) and the warrants (upon exercise) if the issuance would result in any holder owning more than 4.99% of our outstanding common stock (although the holders can waive this provision upon more than 65 days notice to us).

Until we meet the Shareholder Approval Requirement, we are not able to issue more than 2,000,000 shares upon the exercise of the $1.25 warrant and 6,075,785 shares upon conversion of the 6% Debentures.

If our shareholders do not approve an increase in our authorized capitalization (even though they may approve the transaction, thereby waiving the 20% requirement), we will still be limited in the number of shares that can be issued by our 75,000,000 share authorized capitalization.  On the other hand, if the shareholders approve an increase in our authorized capitalization (which we will attempt to increase to 175,000,000 at our 2006 annual shareholders meeting scheduled for October 18, 2006) but do not approve the transaction, then we will be limited to issuing 6,075,785 upon conversion of the 6% Debentures or payment of interest thereon, and to the exercise of the $1.25 warrant to purchase 2,000,000 shares.

At the completion of the transaction, we also granted Cornell’s counsel irrevocable transfer agent instructions pursuant to which he has the right to direct our transfer agent, Continental Stock Transfer & Trust Company, to issue shares pursuant to the 6% Debentures and warrants if we fail to do so in a timely manner.  The irrevocable transfer agent instructions are only effective, however, if we fail to make a delivery requirement after being requested to do so by Cornell pursuant to a proper notice of conversion of the 6% Debentures or notice of exercise of a Warrant.

Registration Rights Agreement

As a part of the transaction, we entered into the Registration Rights Agreement with Cornell.  As a result, we have an obligation to register the shares of common stock underlying the 6% Debentures and warrants.  We must file an initial registration statement by no later than August 7, 2006, and obtain effectiveness of the registration statement before September 27, 2006.  Assuming we achieve the Shareholder Approval Requirement, we have an obligation to file a new registration for the additional shares by November 30, 2006 and to achieve effectiveness of that registration statement by January 15, 2007.

If we fail to meet any of the registration statement requirements, we will be obligated to pay the holders liquidated damages equal to 1% of the liquidated value of the 6% Debentures outstanding for each 30 day period after the applicable date as the case may be.  The liquidated damages will be pro rated for each day, and in no case will we be obligated to pay liquidated damages for more than a total of 365 calendar days.  We may elect to pay any liquidated damages in cash or shares of our common stock

The Registration Rights Agreement contains mutual indemnification provisions by which we agree to indemnify the Investors in certain circumstances, and the investors agree to indemnify us in other circumstances.

8% Debentures and Warrants Issued in the February 2005 Transaction

8% Debentures

The 8% Debentures were issued in the total principal amount of $22,770,000, but the current outstanding principal balance is $1,500,000.  The 8% Debentures bear interest at 8%, and principal and interest on the remaining 8% debentures are payable monthly.  We may not prepay the principal amount of the 8% Debentures without the consent of the Debenture holders (“the Holders”).  The Holders may convert the 8% Debentures into shares of our common stock at any time (and from time to time) at a conversion price of $5.00 per share.

If certain “equity conditions” have been met (and subject to the “share issuance limitations” discussed below), we may, at our discretion, redeem the debentures in cash or shares of our common stock.  If we choose to redeem the 8% Debentures in shares of our common stock, we must do so at a price equal to the lesser of the conversion price (as it may be adjusted) and 88% of the average of the ten closing bid prices ending on the trading day immediately prior to the applicable monthly redemption date.

We also have the option, at our discretion, to make monthly interest payments in either cash or common stock provided the “equity conditions” are met and subject to the share issuance limitations discussed below.  If the “equity conditions” have been met and we choose to give the Holders notice of our intention to pay interest in common stock, we will do so by pricing the common stock at the lesser of the conversion price (as adjusted) and 90% of the lesser of (i) the average of the 20 closing bid prices ending on the trading day immediately prior to the applicable interest payment date or (ii) the average of the 20 closing bid prices ending on the trading day immediately prior to the date the applicable interest payment shares are issued and delivered if after the interest payment date.

We are only able to redeem the 8% Debentures or pay interest by issuing shares of our common stock if the “equity conditions” are met and subject to the share issuance limitations discussed below.  As defined in the 8% Debentures, the term “equity conditions” means that:

(i)                                     we shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more notice(s) of conversions, if any,

(ii)                                  all liquidated damages and other amounts owing in respect of the 8% Debentures (if any) shall have been paid;

(iii)                               there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus to resell all of the shares issuable pursuant to the debentures and the warrants issued with the debentures (and we believe, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future),

(iv)                              our common stock is trading on our principal trading market and all of the shares issuable pursuant to the debentures and the warrants issued with the debentures are listed for trading on that market (and we believe, in good faith, that trading of our common stock on that trading market will continue uninterrupted for the foreseeable future),

(v)                                 there is a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance of all of the shares issuable pursuant to the 8% Debentures and the warrants issued with the 8% Debentures,

(vi)                              there is then existing no event of default under the 8% Debentures, or event which, with the passage of time or the giving of notice, would constitute an event of default,

(vii)                           all of the shares issued or issuable pursuant to the transaction proposed would not violate the share issuance limitations described below, and

(viii)                        there is no pending or proposed fundamental transaction (defined to include things like a merger), change of control transaction (defined to include a change of ownership of 33%) or acquisition transaction that has not been publicly announced.

Under certain circumstances, the Holders are entitled to have the number of shares issuable pursuant to the 8% Debentures adjusted to correspond to common stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares.

We may be required to prepay the 8% Debentures in the event certain transactions or events of default occur.  The amount of such mandatory prepayment is calculated at 130% above the actual principal amount subject to repayment at that time.  In addition to the 30% premium in those cases, we will also have to pay accrued interest and all other amounts due.  One of the holders of the remaining 8% Debentures has and the other may allege that the financing we completed in May and June 2005 constituted a default under the terms of the 8% Debentures and attempt to accelerate the indebtedness and claim the 30% premium.  We believe that we have significant grounds to contest the existence of any default and we intend to strongly contest any allegation if made.  Based on the information available to us, we do not believe that the issuance of the 6% Debentures provides a basis for the acceleration of the remaining 8% Debentures.

We have the right to force the conversion of the 8% Debentures to common stock if our common stock has reached a price that exceeds $7.50 for 20 out of 30 consecutive trading days, a registration statement for the shares exists and the equity conditions exist (and subject to the share issuance limitations discussed below).

If we fail to deliver common stock certificates within the allotted time after a conversion of an 8% Debenture, we will be required to pay liquidated damages in the amount of 1% per trading day for the principal amount of the 8% Debenture being converted.  These damages apply for each trading day up through 5 trading days, after which time liquidated damages increase to 2% per trading day until the certificates are delivered.

The 8% Debentures provide that an event of default occurs, among numerous other instances, if:

(1) we default or have an event of default under any material term of the 8% Debenture or other documents entered into with the 8% Debenture;

(2) we are a party to a change of control transaction or we enter into a contract with respect to same;

(3) we merge into or consolidate with another person or entity and after the transaction, our stockholders immediately prior to the transaction own less than 33% of the aggregate voting power of Isonics or the successor entity immediately after such transaction;

(4) we sell or transfer assets to another person and our stockholders immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction; and

(5) replacement at one time or within a three year period of more than one-half of the members of our board of directors which is not approved by a majority of those individuals who are members of the board of directors on February 24, 2005, or we enter into a contract with respect to same;

(6) if the effectiveness of the registration statement lapses or the holders of the common stock issued pursuant to the debentures or warrants are not permitted to resell under the registration statement for a certain period of time.

Warrants Issued With the 8% Debentures

In the February 2005 transaction, we also issued warrants to purchase 1,593,900 shares of our common stock at a price of $6.25 per share, which are exercisable through February 24, 2008.  These warrants are exercisable only for cash.

The warrants include normal anti-dilution provisions.    In addition, the warrants require an automatic repricing of the warrant and increase to the number of warrants outstanding if we make certain sales of our common stock or common stock equivalents in a capital-raising transaction at a price below the warrant exercise price. As a result of the 6% Debenture Transaction, these warrants are now exercisable to purchase 7,969,500 shares of common stock at an exercise price of $1.25.  This “ratchet adjustment” provision does not apply in the case of exempt issuances (described below).  The holders of warrants to purchase 4,557,000 shares have agreed to a modification of the ratchet adjustment so that, if we issue shares of our common stock in a capital-raising transaction (or in a conversion of an equity security such as our 6% Debentures) at a price less than the then-current exercise price, the exercise price will be decreased to the per share price attributable to the issuance, but the number of shares that may be issued upon exercise will not be increased.  This is referred to as a “half-ratchet.”  Holders of warrants to purchase 3,412,500 shares have not consented to the half-ratchet modification and if we issue shares of our common stock at a price less than the exercise price, the price will be decreased to the issuance price, and the number of shares issuable will be increased to provide the same net proceeds to us (a “full-ratchet”).

If a conversion to common stock of the 6% Debentures was made utilizing the variable conversion rate of $.82 (based upon a 20% discount to the closing price of $1.02 on August 22, 2006 which is lower than the fixed conversion price of $1.25), the number of 8% warrants outstanding with a half-ratchet would be 4,557,000 exercisable at $.82 and the number of 8% warrants outstanding with a full-ratchet would be 5,201,982 exercisable at $.82.

Share Issuance Limitations Applicable to the Holders of the 8% Debentures

The 8% Debentures and the warrants issued with the 8% Debentures have certain limitations on our ability to issue shares to the Holders.  Under the terms of the 8% Debentures and the warrants, we are prohibited from issuing shares of our common stock to the holders of the 8% Debentures (upon conversion, in payment of interest, or in redemption or payment of the 8% Debentures) and the warrants (upon exercise) if the issuance would result in any holder beneficially owning more than 4.99% of our outstanding common stock (although any holder can waive this provision upon more than 60 days’ notice to us).  (In October 2005 and in accordance with Nasdaq’s Marketplace rules, our shareholders approved the possible issuance by us of more than 19.99% of our outstanding shares to the holders of the 8% Debentures and the related Warrants.)

Share Issuance Limitations Applicable to Isonics

With the exception of “Exempt Issuances,” we gave the holders of the 8% Debentures a right of first refusal in all of our financings for a period of 12 months ending July 26, 2006.  None of the holders of the 8% Debentures elected to participate in the May 2006 financing, although each was given the opportunity to do so.

For the purposes of the 8% Debentures and the warrants, the term “Exempt Issuance” means the issuance of

(a) shares of our common stock or options to our employees, officers or directors pursuant to any stock or option plan duly adopted by a majority of the non-employee members of our Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose,

(b) shares of our common stock or options to our non-employee directors pursuant to our directors’ stock option plan,

(c) shares of our common stock or options or warrants to non-employee consultants as compensation for services rendered, in an aggregate amount not to exceed 1,000,000 shares or equivalents for any twelve-month period,

(d) securities upon (i) the exercise of or conversion of any securities issued hereunder, (ii) the exercise or conversion of any convertible securities, options or warrants issued and outstanding on February 24, 2005, or (iii) the application of any anti-dilution provisions contained in the 8% Debentures or the warrants issued with the 8% Debentures or that are outstanding on February 24, 2005, or that are issuable pursuant to our employee benefit plans, provided that the material terms of such issuances in clauses (i)-(iii) are determined on February 24, 2005, and are not amended after that date to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and

(e) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in which we anticipate receiving benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Other Common Stock Warrants

The other common stock warrants held by the Selling Shareholders are exercisable to purchase shares of common stock as described above.  The common stock warrants are exercisable for cash only.  There are no conversion rights or exchange rights associated with the common stock warrants.  A holder of the common stock warrants does not have any rights of a shareholder in Isonics unless and until the holder exercises the common stock warrant to receive common stock.  The common stock warrants are subject to a standard dilution adjustment.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Co. Inc., 17 Battery Place, 8th Floor, New York, NY 10004.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation require us to indemnify our officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and reasonably believed their conduct was in our best interests or not opposed to it.  We are also required to indemnify a person who is or was a director, officer, employee or agent of ours and who was successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses, which include attorneys’ fees, incurred by him or her in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Isonics under the provisions discussed in the previous paragraph, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

EXPERTS

The financial statements incorporated by reference in this Prospectus and Registration Statement for the years ended April 30, 2005 and 2006 have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report also incorporated by reference, and are included in reliance upon such report and upon the authority of such Firm as experts in accounting and auditing.

LEGAL MATTERS

Lord, Bissell & Brook, LLP, Los Angeles, California, has passed on the validity of the shares of common stock offered hereby under California law, but has not otherwise participated in the preparation of this Prospectus or the Registration Statement of which this Prospectus is a part.

Part II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby.  The Selling Shareholders will pay only those expenses directly related to the transfer of their securities.  All amounts are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee	$896
NASD filing fee	0
Accounting fees and expenses	7,000
Legal fees and expenses	20,000
Printing fees and expenses	2,000
Blue-sky fees and expenses	5,000
Transfer agent and registrar fees and expenses	0
Fees to be paid by Isonics on behalf of Selling Security Holders	0
Miscellaneous	4,104
Total to be paid by Isonics	$39,000

Item 15.  Indemnification of Directors and Officers

Our Articles of Incorporation include a provision that eliminates to the fullest extent permitted by California law the personal liability of our directors to us and our shareholders for monetary damages for breach of the directors’ fiduciary duties. This limitation has no effect on a director’s liability

(i)                                     for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,

(ii)                                  for acts or omissions that a director believes to be contrary to the best interests of Isonics or its shareholders or that involved the absence of good faith on the part of the director,

(iii)                               for any transaction from which the director derived an improper personal benefit,

(iv)                              for acts or omissions that show a reckless disregard for the director’s duty to Isonics or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to Isonics or its shareholders,

(v)                                 for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Isonics or its shareholders,

(vi)                              under Section 310 of the California Corporations Code (the “California Code”) concerning contracts or transactions between Isonics and a director or

(vii)                           under Section 316 of the California Code concerning directors liability for improper dividends, loans and guarantees.

The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to Isonics’ shareholders for any violation of a director’s fiduciary duty to Isonics or its shareholders.

The Articles of Incorporation further authorize Isonics to indemnify its agents (as defined in Section 317(a) of the California Code which includes directors and officers) through Bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, to the fullest extent permissible under California law. Pursuant to this provision, the Bylaws of Isonics provide for indemnification of directors and officers. The Bylaws also permit Isonics to enter into indemnity agreements with individual directors, officers, employees, and other agents. Isonics intends to enter into such agreements with its directors and executive officers effective upon the closing of this offering. These agreements, together with the Bylaws and Articles of Incorporation, may require Isonics, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.

In addition to the rights to indemnification provided under California law, in the Articles of Incorporation and in the Bylaws, the 1996 Stock Option Plan (the “Plan”) provides indemnification to members of the Board of Directors, officers, or employees of Isonics to whom authority to act for the Board of Directors in connection with that Plan is delegated shall be indemnified against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in defense of any proceeding to which he or she is made a party because of any action allegedly taken or alleged failure to act in connection with the Plan, and against amounts paid in settlement (if approved by independent legal counsel), or in satisfaction of any judgment in such proceeding, unless the director, officer, or employee, as the case may be, is adjudged to have behaved in bad faith, in a grossly negligent manner, or with intentional misconduct as to duties.

Isonics currently has directors’ and officers’ liability insurance.

At present, there is no pending litigation or proceeding involving a director, officer or employee of Isonics pursuant to which indemnification is sought, nor is Isonics aware of any threatened litigation that may result in claims for indemnification. Section 317 of the California Code and the Bylaws of Isonics provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Isonics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Each of the Selling Shareholders has agreed to indemnify us against claims and losses due to material misstatements or omissions made by them.

Reference is made to the following documents incorporated herein as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Document	Exhibit Number
Registrant’s Amended and Restated Articles of Incorporation	3.01
Registrant’s Amended and Restated Bylaws	3.02

Item 16.  Exhibits.

Exhibit Number	Title
3.01	Articles of Incorporation, as restated+
3.02	Bylaws, as amended and restated#
5.01	Opinion as to the Validity of the Securities(2)
23.10*	Consent of independent registered public accounting firm
23.11	Consent of Lord, Bissell & Brook LLP (see exhibit 5.01)
24.01	Power of Attorney(1)

+                                         [Incorporated by reference from Exhibit 3.2 to our current report on Form 8-K reporting an event of March 27, 2006 (filed March 31, 2006, as amended by filing made on July 14, 2006).]

#                                         Incorporated by reference from Exhibit 3.3 to our current report on Form 8-K reporting an event of March 27, 2006 (filed March 31, 2006).

*                                         Filed herewith.

(1)                               Located within this Registration Statement on page 43, “Signatures.”

(2)                                  Previously filed.

Item 17.  Undertakings

(a)   The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(e) Request for acceleration of effective date.  If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) If the issuer relies on Rule 430A under the Securities Act, that the small business issuer will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the

Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(g) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B (§230.430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the small business issuer is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado, on August 29, 2006.

ISONICS CORPORATION

By:	/s/ JAMES E. ALEXANDER
James E. Alexander,
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Alexander and Boris Rubizhevsky, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ James E. Alexander
James E. Alexander	President, Principal Executive Officer, Principal Operating Officer, and Director and as attorney-in-fact for each of the other directors	August 29, 2006

/s/ Boris Rubizhevsky
Boris Rubizhevsky	Director	August 29, 2006

/s/ Lindsay A. Gardner
Lindsay A. Gardner	Director	August 29, 2006

/s/ Richard L. Parker
Richard Parker	Director	August 29, 2006

/s/ Russell W. Weiss
Russell W. Weiss	Director	August 29, 2006

/s/ Richard H. Hagman
Richard H. Hagman	Director	August 29, 2006

/s/ C. Stewart Verdery, Jr.
C. Stewart Verdery, Jr.	Director	August 29, 2006

/s/ John Sakys
John Sakys	Principal Financial Officer, Chief Financial Officer, and Principal Accounting Officer	August 29, 2006